Patrick Industries, Inc. Appoints Three New Members to its Board of Directors

ELKHART, IN - March 25, 2019 - Patrick Industries, Inc. (NASDAQ: PATK), a major manufacturer and distributor of component and building products for the recreational vehicle, marine, manufactured housing and industrial markets, announced today the appointment of Pamela Klyn, Derrick Mayes and Denis Suggs to its Board of Directors (the “Board”).

Ms. Klyn, 48, is the Senior Vice President in the Global Product Organization at Whirlpool Corporation, the world's leading major home appliance company headquartered in Benton Harbor, Michigan. Ms. Klyn has served in her current role since 2016 and has held various leadership positions in marketing and engineering within Whirlpool since 1993.

Mr. Mayes, 45, is the Vice President of WME/IMG, a strategic advisory firm to the sports and entertainment industry. Mr. Mayes has served in his current role since 2015. Prior to that, Mr. Mayes was the Chief Executive Officer of ExecutiveAction Sports & Entertainment, serving as a strategic adviser to high profile individuals, groups and organizations in the sports and entertainment industry from 2007 to 2015.

Mr. Suggs, 53, is the President and Chief Executive Officer of Strategic Materials, a Houston, Texas-based environmental services company and leading supplier of recycled glass in North America. Mr. Suggs has served in his current rule since 2014. Prior to that, Mr. Suggs was the Global Executive Vice President of Americas Operations at Belden, Inc. from 2009 to 2013.

“We are pleased to welcome Pam, Derrick and Denis to our Board, and are confident that their leadership, experience, passion, and enthusiasm will be a valuable resource to Patrick as we execute on our strategic plan and continue to focus on increasing shareholder value,” said Todd Cleveland, Chairman and Chief Executive Officer.

About Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer of component products and distributor of building products serving the recreational vehicle, marine, manufactured housing, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in British Columbia, China and the Netherlands. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services.
Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Factors that may affect the Company’s operations and prospects are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.
Contact:
Julie Ann Kotowski
Investor Relations
kotowskj@patrickind.com
574.294.7511